UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

PITNEY BOWES INC.
(Name of Registrant as Specified In Its Charter)

HESTIA CAPITAL PARTNERS LP HELIOS I, LP HESTIA CAPITAL PARTNERS GP, LLC HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF MILENA ALBERTI-PEREZ TODD A. EVERETT KATIE A. MAY LANCE E. ROSENZWEIG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Hestia Capital Partners, LP (“Hestia Capital”), together with the other participants named herein (collectively, “Hestia”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Pitney Bowes Inc., a Delaware corporation (the “Company”).

On May 5, 2023, Kurt Wolf of Hestia sent the following message via email to certain stockholders of the Company:

As you likely saw, Pitney Bowes announced Q1 financial results and certain corporate governance changes yesterday. We do not believe it’s in the best interest of the Company and its stakeholders for us to issue a press release in reaction to these announcements. Our campaign is based on long-term issues, and we don’t believe one more negative quarter bolsters our case, just as we don’t believe last-minute governance modifications hurt it.

We recognize that a lot of information has been shared in recent months and that your decision-making process regarding voting is multi-faceted, rigorous and focused on much more than any one quarter. While we won’t be commenting on yesterday’s news, we will continue to make ourselves available if you have any questions heading into this year’s Annual General Meeting.

Thank you for your consideration and your thoughtful engagement during our recent call,

Kurt